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                          EDISON MISSION HOLDINGS CO.
                           OFFER FOR ALL OUTSTANDING
                      8.137% SENIOR SECURED BONDS DUE 2019
                                IN EXCHANGE FOR
               8.137% SENIOR SECURED EXCHANGE BONDS DUE 2019 AND
                      8.734% SENIOR SECURED BONDS DUE 2026
                                IN EXCHANGE FOR
                 8.734% SENIOR SECURED EXCHANGE BONDS DUE 2026
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated       , 2000 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Edison Mission Holdings Co. (the "Company") to exchange (i) an aggregate principal amount of up to $300,000,000 of the Company's 8.137% Senior Secured Bonds due 2019 (the "Exchange 2019 Bonds"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 8.137% Senior Secured Bonds due 2019 (the "Original 2019 Bonds") from the registered holders thereof, and (ii) an aggregate principal amount of up to $530,000,000 of the Company's 8.734% Senior Secured Bonds due 2026 (the "Exchange 2026 Bonds" and, together with the Exchange 2019 Bonds, the "Exchange Bonds"), which have been registered under the Securities Act, for a like principal amount of the Company's issued and outstanding 8.734% Senior Secured Bonds due 2026 (the "Original 2026 Bonds" and, together with the Original 2019 Bonds, the "Orginal Bonds"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 27, 1999, by and among the Company and the initial purchasers referred to therein.

    This material is being forwarded to you as the beneficial owner of the Original Bonds held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL BONDS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M.,
New York City time, on       , 2000, unless extended by the Company. Any
Original Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

        1.  The Exchange Offer is for any and all Original Bonds.

        2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

        3. Any transfer taxes incident to the transfer of Original Bonds from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4. The Exchange Offer expires at 5:00 P.M., New York City time, on , 1999, unless extended by the Company.

    If you wish to have us tender your Original Bonds, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL BONDS.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Edison Mission Holdings Co. with respect to its Original Bonds.

    This will instruct you to tender the Original Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

    Please tender the Original Bonds held by you for my account as indicated below:

8.137% Senior Secured Bonds due 2019 $ _________________________________________
                                    (Aggregate Principal Amount of Original 2019
                                     Bonds)

8.734% Senior Secured Bonds due 2026 $ _________________________________________
                                    (Aggregate Principal Amount of Original 2026
                                     Bonds)

/ /   Please do not tender any Original Bonds held by you for my account.

Dated:______  , 2000

Signature(s): __________________________________________________________________

Print Name(s) here: ____________________________________________________________

(Print Address(es)): ___________________________________________________________

(Area Code and Telephone Number(s)): ___________________________________________

(Tax Identification or Social Security Number(s)): _____________________________

    None of the Original Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Bonds held by us for your account.

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